CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated March 23, 2005, relating to the financial statements and financial highlights which appears in the January 31, 2005 Annual Report to Shareholders of Adelante U.S. Real Estate Securities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
May 26, 2005